SETTLEMENT AGREEMENT


         THIS SETTLEMENT AGREEMENT (the "Agreement") is made and entered into as of the Effective Date stated in paragraph 18 herein below, by and between TR Brell, Cal Corp, an Illinois corporation ("TRB"), on the one hand, and SOURCE SCIENTIFIC, INC., a California corporation ("SSI") on the other hand, and is based upon the following recitals:

                                    RECITALS

         A. Pursuant to a lease agreement dated January 30, 1995 (the "Lease"), TRB leased the premises more commonly known as 7390 Lincoln Way, Garden Grove, California (the "Premises") to SSI, for a period of seven (7) years, commencing February 1, 1995. A true and correct copy of the Lease is attached hereto as Exhibit A and incorporated herein by this reference as if fully set forth hereat.

         B. TRB is the plaintiff and SSI is the defendant in the action entitled TR Brell. Cal Corp, an Illinois corporation v. Source Scientific, Inc., a California corporation, et. al., Orange County Superior Court, Case No. 759297, filed February 7, 1996 (the "Action").

         C. Without admission of any liability, fact, claim or defense by any party hereto, the parties to this Agreement are now desirous of settling all of the issues and/or disputes now existing between them on the terms and conditions herein set forth below.

         NOW, THEREFORE, in consideration of the mutual terms, performances, conditions, warranties and covenants herein set forth below, and for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

           1.     Incorporation of Recitals.

                    a. The Recitals set forth above are hereby incorporated by this reference and made a part of the settlement terms of this Agreement.

           2.     Settlement of Claims

                    a. This Agreeement and any other documents executed in connection herewith, together constitute a fully executed settlement agreement between the parties hereto. This Agreement is made without admission of any liability, fact, claim or defense by any party to this Agreement.

           3.     Court's Retention of Jurisdiction

                    a. The parties to this Agreement hereby expressly agree and consent that the Superior Court of the Sate of California for the County of Orange shall retain jurisdiction over the Action for purpose of enforcement of the provisions of this Agreement, pursuant to California Code of Civil Procedure, Section 664.6.

           4.     Terms of Settlement

                    a. TRB and SSI agree to comply with all terms of this Agree-ment and perform as follows:

                           (1) TRB agrees to reinstate the Lease with all its terms, conditions and/or obligations, except as modified by this Agreement. In the event of any conflict between the Lease and this Agreement, this Agreement shall govern;

                           (2) SSI shall immediately pay by wire transfer to TRB the amount of $78,456.36, which represents the payment of amounts in arrears, less late charges conditionally waived by TRB;

                           (3) TRB agrees to reduce the monthly base rent to $20,592.00 per month ($0.50/sq.
                                    ft./month)  for the  months of  February  1,
                                    1996,  through July 31, 1996. The difference
                                    between   the  normal   monthly   base  rent
                                    ($26,185.00)  and the reduced  monthly  base
                                    rent  ($20,592.00)  for  the  aforementioned
                                    period of time (6 months)  will be  deferred
                                    and  payable  in  equal  increments,   which
                                    increments shall be added to the monthly base rent for the months of August 1, 1996, through July 31, 1997. Thus:

                                      Difference  Between Monthly Rent and
                                      Reduced   Rent   (Monthly   Deferred
                                      2/l/96 - 7/31/96):

                                        $26,185.00 - $20,592= $5,593.00

                                      Total of Monthly Deferred Amounts:

                                        $5,593.00 x 6 months = $'33,558.00

                                      Calculation of Deferred Monthly
                                      Incremental Increase (Payable Monthly
                                      Commencing 8/l/96 through 7/31/97):

                                        $33,558.00 - 12 months = $2,796.50 added
                                         to monthly base rent for the period of
                                         8/l/96 7/01/97

                                      Recalculated Monthly Base rent for 8/l/96
                                      - 7/31/97:

                                        $26,185.00 + $2,796.50 = $28,981.50
                                        monthly base rent due TRB for the period of 8/l/96 through 7/31/97.

                           (4) SSI agrees to stipulate with TRB to waive all periods of limitation with respect to bringing, the Action to trial or otherwise, as provided by the California Code of Civil Procedure or other applicable law(s). To this end, SSI also agrees to cooperate with TRB with respect to execution of documents required by TRB to effectuate said stipulation;

                           (5) For the duration of the Lease, SSI agrees to pay all monthly base rent, Operational Expenses as defined by the Lease, and all other expenses, fees and charges required by the Lease in a punctual manner and in accord with the timely payment requirements of the Lease and this Agreement;

                           (6) In the event of a default in payment of monthly base rent and/or Operational Expenses and/or other expense, charge or fee due under the Lease, TRB grants SSI a ten-day grace period to cure any default, subject to imposition of a Late Charge as defined and called for in the Lease;

                           (7) Upon the occurrence of an uncured default, SSI will immediately incur the following obligations, as well as all other obligations provided in the Lease to the extent said obligations are consistent with this Agreement, all of which will be enforceable by TRB's resort to the Court pursuant to its retention of jurisdiction as provided in this Agreement, and by way of the procedure stated in item (8) below:

                                    (a)     SSI's  Payment  of  $56,715  to TRB
                                            for  commissions  paid by TRB with
                                            respect to the Lease;

                                    (b)     Immediate payment to TRB of the con-
                                            ditionally  waived late charges,  in
                                            the amount of $7,855.50;

                                    (c)     Immediate payment of all amounts in
                                            default;

                           (8) Upon the occurrence of an uncured default, TRB shall be authorized to proceed with an ex parte application on at least 24 hours notice provided by facsimile or mail to SSI at 7390 Lincoln Way, Garden Grove, California 92641 and its general counsel, Susan Preston, Esq. at 2000 Pike Tower, 520 Pike Street, Seattle, Washington 98101, for an order of possession of the premises, and fixing damages, including but not limited to, the amounts stated in Item (7) above, attorney's fees and costs incurred by TRB as a result of the uncured default, and any other amount due TRB under the terms of the Lease and/or this Agreement, to the fullest extent permitted by California law, together with interest thereon at the legal rate on all sums due as of the date of the default.

                           (9) TRB's resort to the procedures stated in item (8) above, in the event of SSI's uncured default, shall be in lieu of any other procedure or period of notice required by California law, all of which are hereby knowingly and voluntarily WAIVED by SSI.

                           (10) In the event of any bankruptcy filed by SSI, SSI agrees not to oppose any motion by TRB seeking relief from any stay imposed by operation of said bankruptcy.

                           (11) SSI shall immediately pay all attorneys' fees and costs incurred by TRB in connection with this Action, in the amount of $3,000.00.

         5 .      Cumulative Remedies:

                  a. All remedies available to TRB under the terms of the Lease and/or this Agreement are cumulative and shall not be construed as exclusive, exhaustive, or otherwise preclude TRB from availing itself to any other remedy available at law or other-wise.

         6.       Execution of Documents:

                  a. All parties to this Agreement agree to execute any and all additional documents necessary to carry out the terms and/or purposes of this Agreement.

         7.       Warranty of Authority to Execute Agreement

                  a. Each of the parties to this Agreement hereby warrants and represents that it is authorized to enter into this Agreement and any other documents executed in connection herewith,

         8.       Counterparts and Duplicate Originals.

                  a. This Agreement may be executed in one or more duplicate originals, and in one or more original counterparts, each of which when fully executed by each of the parties hereto shall be deemed an original.

         9.       Governing Law.

                  a. This Agreement shall be deemed to have been negotiated and entered into in the County of Orange, State of California. It shall be governed by, construed and enforced in accordance with the laws of the State of California in effect as of the date of the Agreement and according to its fair meaning, as if prepared jointly and equally by all parties hereto.

         10.      Survival.

                  a. All representations and warranties set forth in this Agree-ment shall be deemed continuing and shall survive the execution date of this Agreement.

         11.      Benefits and Burdens.

                  a. This Agreement shall be binding upon the undersigned, and inure to the benefit of, their respective officers, directors, employees, representatives, agents, attorneys, predecessors, successors, assigns, partners', joint venturers and/or any individual or entity in any way associated with each and any party to this Agreement.

         12.      Amendment.

                  a. This Agreement may be amended only by writing executed by the undersigned or their successors in interest at the time of the modification.

         13.      Captions and Interpretations.

                  a. Titles or captions herein are inserted as a matter of con-venience and for reference, and in no way define, limit. extend or describe the scope of this Agreement or any provision hereof.

         14.      Representations of Parties.

                  a. Each of the undersigned have entered into this Accruement voluntarily and not in reliance upon any covenant, representation, warranty, consideration or inducement, not expressly recited herein.

         15.      Investigation and Consultation.

                    a. Each party represents and warrants that it has performed such investigation of the subject matter of this Agreement that it deems necessary and prudent, that it has had the right and opportunity to consult legal counsel of its own choosing in this matter and that it fully understands that nature and effect of each and every term of this Agreement. The terms and provisions of this Agreement shall not be construed against any one of the parties, but instead shall be construed to give broad effect to enforce the release provisions set forth herein.

         16.      Severance

                  a. If any part or portion of this agreement is determined by a court of competent jurisdiction to be void and/or unenforceable, such a determination shall have no effect on the remaining parts or portions of this Agreement, which shall remain operative on the parties to this Agreement and in/of full force and effect.

         17.      Integration.

                  a. This Agreement, including all exhibits thereto, sets forth the entire agreement between the parties with regard to the subject matter hereof. All agreements, covenants, representations and warranties of the parties, express and implied, oral and written, with regard to any subject matter are contained herein and in the documents referred to herein, attached hereto or implementing the provisions hereof. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants and warranties with respect to the subject matter hereof are waived, merged herein and superseded by this Agreement. This is an integrated Agreement.

         18.      Effective Date.

                  a. The Effective Date of this Agreement shall be February 15, 1996.

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement and Mutual Release as of the day and year stated in Paragraph 18 above.

SOURCE SCIENTIFIC, INC.,
a California corporation


By: /s/ Richard A. Sullivan
    Richard A. Sullivan,
    President and CEO, Source
    Scientific, Inc.

APPROVED AS TO FORM:

By: /s/ Susan Preston
    Susan Preston, Esq.
    General Counsel, Source Scientific, Inc.

TR BRELL, CAL CORP,
an Illinois corporation


By:/s/ David Zak
   David Zak, Vice President,
   TR Brell, Cal Corp


APPROVED AS TO FORM:

     Newmeyer & Dillion


By:- /s Michael G. Dibb -
     Michael G. Dibb, Esq